Exhibit 99.3

UNITED STATES OF AMERICA

DEPARTMENT OF THE TREASURY

OFFICE OF THE COMPTROLLER OF THE CURRENCY

In the Matter of:	)
)
Citibank, National Association	)	AA-ENF-2024-51
Sioux Falls, South Dakota	)
)

CONSENT ORDER

WHEREAS, the Office of the Comptroller of the Currency (“OCC”) has supervisory authority over Citibank, National Association, Sioux Falls, South Dakota (“Bank”);

WHEREAS, the OCC issued Consent Order, AA-EC-2020-64, dated October 7, 2020 (“2020 Consent Order”) for deficiencies in the Bank’s data governance, risk management, and internal controls that constitute unsafe or unsound practices and that contributed to violations of law or regulation;

WHEREAS, the OCC intends to initiate civil money penalty proceedings against the Bank pursuant to 12 U.S.C. § 1818(i), through the issuance of a Notice of Assessment of a Civil Money Penalty for engaging in violations of the 2020 Consent Order and unsafe or unsound practices;

WHEREAS, in the interest of cooperation and to avoid additional costs associated with administrative and judicial proceedings with respect to the above matter, the Bank, by and through its duly elected and acting Board of Directors (“Board”), consents to the issuance of this Consent Order (“Order”), by the OCC through the duly authorized representative of the Comptroller of the Currency (“Comptroller”); and

NOW, THEREFORE, pursuant to the authority vested in the OCC by Section 8(i) of the Federal Deposit Insurance Act, as amended, 12 U.S.C. § 1818(i), the OCC hereby orders that:

ARTICLE I

JURISDICTION

(1)The Bank is an “insured depository institution” as that term is defined in 12 U.S.C. § 1813(c)(2).

(2)The Bank is a national banking association within the meaning of 12 U.S.C. § 1813(q)(1)(A), and is chartered and examined by the OCC. See 12 U.S.C. § 1 et seq.

(3)The OCC is the “appropriate Federal banking agency” as that term is defined in 12 U.S.C. § 1813(q) and is therefore authorized to initiate and maintain this civil money penalty action against the Bank pursuant to 12 U.S.C. § 1818(i).

ARTICLE II

COMPTROLLER’S FINDINGS

The Comptroller finds, and the Bank neither admits nor denies, the following:

(1)Article II (Comptroller’s Findings) of the 2020 Consent Order states that for several years, the Bank failed to implement and maintain an enterprise-wide risk management and compliance risk management program, internal controls, or a data governance program commensurate with the Bank’s size, complexity, and risk profile. Such deficiencies constituted unsafe or unsound practices and contributed to violations of law or regulation.

(2)The Bank has taken and continues to take steps to comply with its obligations under the 2020 Consent Order.

(3)The Bank has nevertheless failed to make sufficient and sustainable progress towards achieving compliance with the 2020 Consent Order.

(4)The Bank has failed to comply with certain requirements of Articles III and IV of the 2020 Consent Order.

(5)The Bank’s continuing noncompliance with and violation of the 2020 Consent Order constitute unsafe or unsound practices.

(6)In addition, the Bank lacks processes to monitor the impact of data quality concerns on regulatory reporting.

ARTICLE III

ORDER FOR A CIVIL MONEY PENALTY

(1)The Bank shall make payment of a civil money penalty in the total amount of seventy-five million ($75,000,000), which shall be paid upon the execution of this Order.

(2)Such payment shall be made by a wire transfer sent in accordance with instructions provided by the OCC and the docket number of this case (AA-ENF-2024-51) shall be entered on the wire confirmation. A copy of the wire confirmation shall be sent immediately, by overnight delivery, to the Director of Enforcement, Office of the Comptroller of the Currency, 400 7th Street, S.W., Washington, D.C. 20219 or by email to the address provided by the OCC.

ARTICLE IV

WAIVERS

(1)	The Bank, by executing and consenting to this Order, waives:
(a)	any and all rights to the issuance of a Notice of Charges pursuant to 12 U.S.C. § 1818;
(b)	any and all procedural rights available in connection with the issuance of this Order;
(c)	any and all rights to a hearing and a final agency decision pursuant to 12 U.S.C. § 1818 and 12 C.F.R. Part 19;
(d)	any and all claims of a right to a trial by jury;

(e)	any and all rights to seek any type of administrative or judicial review of this Order;
(f)

any and all claims for fees, costs, or expenses against the OCC, or any of its officers, employees, or agents related in any way to this enforcement matter or this Order, whether arising under common law or under the terms of any statute, including, but not limited to, the Equal Access to Justice Act, 5 U.S.C. § 504 and 28 U.S.C. § 2412;

(g)

any and all rights to assert these proceedings, the consent to and/or the issuance of this Order, as the basis for a claim of double jeopardy in any pending or future proceedings brought by the United States Department of Justice or any other governmental entity; and

(h)	any and all rights to challenge or contest the validity of this Order.

ARTICLE V

CLOSING

(1)This Order is a settlement of the civil money penalty proceedings against the Bank contemplated by the OCC, based on the unsafe or unsound practices and violations of a final order described in the Comptroller’s Findings set forth in Article II of this Order. The OCC releases and discharges the Bank from all potential liability for a civil money penalty order that has been or might have been asserted by the OCC based on the practices and violations described in Article II of this Order, to the extent known to the OCC as of the effective date of this Order. The OCC expressly reserves its right to assess additional civil money penalties or take other enforcement actions if the OCC determines that the Bank has continued, or failed to correct, the practices and violations described in Article II of this Order.

(2)	Nothing in this Order shall prevent the OCC from:
(a)	instituting enforcement actions other than a civil money penalty order against the Bank based on the Comptroller’s Findings set forth in Article II of this Order;
(b)

instituting enforcement actions against the Bank based on any other findings, including the Bank’s continuation of or failure to correct the practices and violations described in Article II of this Order;

(c)

instituting enforcement actions against institution-affiliated parties (as defined by 12 U.S.C. § 1813(u)) based on the Comptroller’s Findings set forth in Article II of this Order, or any other findings; or

(d)

utilizing the Comptroller’s Findings set forth in Article II of this Order in future enforcement actions against the Bank or its institution-affiliated parties to establish a pattern or the continuation of a pattern.

(3)Nothing in this Order is a release, discharge, compromise, settlement, dismissal, or resolution of any actions, or in any way affects any actions that may be or have been brought by any other representative of the United States or an agency thereof, including, without limitation, the United States Department of Justice.

(4)	This Order is:
(a)	an “order issued with the consent of the depository institution” within the meaning of 12 U.S.C. § 1818(h)(2);
(b)	an “effective and outstanding . . . order” within the meaning of 12 U.S.C. § 1818(i)(1); and
(c)	a “final order” within the meaning of 12 U.S.C. § 1818(i)(2) and (u).

(5)This Order is effective upon its issuance by the OCC, through the Comptroller’s duly authorized representative.

(6)This Order is not a contract binding on the United States, the United States Treasury Department, the OCC, or any officer, employee, or agent of the OCC and neither the Bank nor the OCC intends this Order to be a contract.

(7)No separate promise or inducement of any kind has been made by the OCC, or by its officers, employees, or agents, to cause or induce the Bank to consent to the issuance of this Order.

(8)The terms of this Order, including this paragraph, are not subject to amendment or modification by any extraneous expression, prior agreements, or prior arrangements between the parties, whether oral or written.

IN TESTIMONY WHEREOF, the undersigned, authorized by the Comptroller as his duly authorized representative, has hereunto set her signature on behalf of the Comptroller.

/s/ Gwen M. Froseth
Gwen M. Froseth
Acting Deputy Comptroller
Large Bank Supervision

IN TESTIMONY WHEREOF, the undersigned, as the duly elected and acting Board of Directors of Citibank, National Association have hereunto set their signatures on behalf of the Bank.

/s/ Ellen M. Costello	July 9, 2024
Ellen M. Costello	Date

/s/ Grace E. Dailey	July 9, 2024
Grace E. Dailey	Date

/s/ Barbara Desoer	July 9, 2024
Barbara Desoer	Date

/s/ Jane N. Fraser	July 9, 2024
Jane N. Fraser	Date

/s/ Sunil Garg	July 9, 2024
Sunil Garg	Date

/s/ Duncan P. Hennes	July 9, 2024
Duncan P. Hennes	Date

/s/ S. Leslie Ireland	July 9, 2024
S. Leslie Ireland	Date

/s/ Diana L. Taylor	July 9, 2024
Diana L. Taylor	Date

/s/ James S. Turley	July 9, 2024
James S. Turley	Date